Execution Version TRANSITION SERVICES AGREEMENT THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of November 9, 2023, (the “Effective Date”), is hereby entered into by and between SC 1 Mining Site LLC, a Delaware limited liability company (“NYDIG”) and Greenidge Generation Holdings Inc., a Delaware corporation (“Holdings”). NYDIG, Holdings, and the Company (as defined below) are each a “Party” hereunder and, collectively, are the “Parties.” RECITALS: WHEREAS, on the Effective Date, (i) NYDIG, (ii) Holdings, (iii) Greenidge South Carolina LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of Holdings, (iv) 300 Jones Road, LLC, a Delaware limited liability company (“Real Property HoldCo”) and a wholly- owned subsidiary of the Holdings, (v) the subsidiaries of Holdings listed on Annex I thereto, and collectively with Real Property HoldCo, Holdings and the Company, the “Sellers” and each, a “Seller,” and (vi) solely with respect to the APA (as defined below), NYDIG ABL LLC, a Delaware limited liability company and an Affiliate of NYDIG (“ABL”), entered into each of (x) that certain asset purchase agreement dated as of the date hereof (the “APA”) and (y) that certain real estate purchase agreement dated as of the date hereof (the “REPA”), pursuant to which Holdings agreed, among other things, to transfer as of the Effective Date to NYDIG the Specified Assets (as defined in the APA) and the Property (as defined in the REPA), on the terms as set forth therein, an executed copy of each which is attached hereto as Exhibit A-1 and Exhibit A-2, respectively; WHEREAS, in order to ensure the orderly transition with respect to the Business, NYDIG and Holdings are entering into this Agreement pursuant to which Holdings will provide NYDIG with certain services on a transitional basis, effective as of the Effective Date and for the duration of the Term (as defined below), and otherwise on the terms and subject to the conditions set forth herein. NOW THEREFORE, for and in consideration of the foregoing recitals, the premises and covenants contained in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are acknowledged by the Parties, the Parties, each intending to be legally bound, hereby covenant and agree as follows: Article 1 APPOINTMENT Section 1.1 Capitalized Terms. Capitalized terms set forth in the Agreement and not otherwise defined herein shall have the meanings ascribed to them in the APA. Section 1.2 Appointment. (a) Services. NYDIG hereby engages Holdings, and Holdings hereby accepts such engagement, to continue to run or cause to be run the Business in the manner in which Holdings was operating the Business in the 12-month period prior to the Closing Date, including (but not limited to) pursuant to and consistent with that certain Hosting Agreement Order entered into as of August 10, 2023 by and between the Company and NYDIG and accordingly, during the Term, Holdings shall (i) continue to employ the Designated Employees (as defined below) on the same terms and conditions as they are employed as of the Effective Date, and have such Designated Employees perform the same job function, as were provided in the 12-month period prior to the Closing Date, (ii) continue to procure and provide all utilities necessary to operate the Business in the manner immediately prior to Closing, (iii) facilitate the

2 implementation and deployment of ABL’s Foreman software, (iv) deliver all historical data necessary to back-fill in connection with the foregoing clause (iii) (the foregoing clauses (iii) and (iv) to be at the reasonable satisfaction of ABL), (v) provide NYDIG with credentials and access to all devices that remain at the Property, including security cameras, (vi) effect the assignment of the Purchased Contract, and (vii) complete work on the Property set forth on Schedule 1.2(a) hereto (the “Property Work,” and along with items (i) – (vii), collectively, the “Services”). The Services provided by Holdings shall be on a cost recovery basis (i.e., Holdings’ actual, direct costs with no mark-ups) in accordance with the terms and conditions, and subject to the limitations, as set forth in this Agreement; provided, however, it is expressly understood and agreed that the Property Work shall be at the sole expense of Holdings, and Holdings shall not be entitled to recover any costs from NYDIG in connection with the Property Work. (b) Extended Services. Holdings shall, pursuant to this Agreement, and to the extent necessary, pursuant to Section 2.5 of the APA, continue to: (A) provide (i) network support, 24/7 facility monitoring, and network security services at the Property (collectively, “Network Services”) pursuant to that certain Master Services Agreement, dated as of January 1, 2022, by and between Greenidge South Carolina LLC and Impelix, LLC, as supplemented by that certain Statement of Work for Managed Network & Network Security Services, dated as of January 25, 2023 and effective as of February 1, 2023 (the “Impelix Agreement”), (ii) fiber optics services (“Fiber Optics Services”) pursuant to that certain AT&T Multi Service Agreement, by and between AT&T Affiliate and Greenidge Generation Holdings Inc., as supplemented by that certain AT&T Business Services Agreement (https://www.corp.att.com/agreement/), as further supplemented by that AT&T Dedicated Internet Pricing Schedule (Contract ID: 2332831), dated as of October 12, 2021, and as further supplemented by that AT&T Dedicated Internet Pricing Schedule (Contract ID: 2821957), dated as of March 16, 2023 (the “AT&T Agreement”), and (iii) facilitate the continuation of the General Lease Terms and Conditions, dated as of November 2022, by and between Carolina Modular Buildings, Inc. and Property Seller Parent (the “Carolina Modular Agreement” for the benefit of NYDIG (the “Carolina Modular Services,” and collectively with the Network Services and the Fiber Optics Services, the “Extended Services”), unless and until such time as NYDIG shall have entered into its own agreements for such Network Services, Fiber Optic Services and Carolina Modular Services with the counterparties to each of the Impelix Agreement, the AT&T Agreement and the Carolina Modular Agreement, respectively (collectively, the “NYDIG New Agreements”); and (B) provide to NYDIG the internet services at the Property pursuant to the Purchased Contract until such time as Holdings has effected the assignment of, and NYDIG has assumed, the Purchased Contract. Each of the Parties agree to cooperate in good faith to effect the assignment of the Purchased Contract by Holdings, and the assumption thereof by NYDIG, during the Term of this Agreement. The Parties also acknowledge and agree that Holdings’ provision of the Extended Services to NYDIG may go beyond the expiration of the Term or earlier termination of this Agreement in whole; provided, however, it is expressly understood and agreed by the Parties that it shall not be a condition to the expiration of the Term or early termination of this Agreement in whole that NYDIG shall have entered into the NYDIG New Agreements prior thereto. For the avoidance of doubt, Holdings’ provision of the Extended Services shall extend beyond the expiration of the Term or the early termination of this Agreement in whole in the event and to the extent that NYDIG has not entered into the applicable NYDIG New Agreement. Article 2 TERM; MANAGEMENT & SERVICES Section 2.1 Term. The term of this Agreement shall commence on the Effective Date and continue until the sooner of (i) thirty (30) days after the Effective Date, (ii) such earlier date as the Parties hereto may mutually agree to terminate the Agreement pursuant to Section 7.1(v) below, or (iii) as may otherwise be terminated in accordance with this Agreement (the “Term”). It is the Parties intention that

3 upon the expiration of the Term or earlier termination of this Agreement in whole, subject to the terms and conditions hereof or any Transaction Document, NYDIG shall assume the operation of the Business and from and after such time Holdings shall have no further obligation to provide the Services. Section 2.2 Services. (a) Provision of Services and Personnel. Holdings shall provide the Services in accordance with this Agreement, in good faith, and with those practices, standards, designs, methods, means, techniques, procedures and acts that, exercising the degree of skill, care, diligence, prudence and foresight, would reasonably be expected to be observed by a skilled and experienced Person of facilities of similar type and scale as the Business and under similar circumstances (“Prudent Industry Practices”). Holdings warrants that it shall act diligently and use reasonable care in connection with providing the Services to NYDIG and supervising, overseeing and managing the Business, and specifically disclaims any other warranties, either express or implied, with respect to the Services, other than those as provided for in this Agreement, the APA, or the REPA. Section 2.3 Status Call. Those representatives of each of Holdings (the “Holdings TSA Representatives”) and NYDIG (the “NYDIG TSA Representatives”) who are set forth on Exhibit B (the Holdings TSA Representatives and the NYDIG TSA Representatives, collectively, the “TSA Representatives”) shall communicate via phone calls or email from time to time during the Term as the TSA Representatives deem appropriate, acting reasonably and in good faith; provided, however, that the TSA Representatives shall have a scheduled, standing phone call no less than once each week during the Term (the “Weekly Call”) at which time (i) the TSA Representatives shall review, discuss, and monitor Holdings’ Services being provided hereunder to assure compliance with the terms hereof, and (ii) coordinate and work collaboratively to facilitate NYDIG’s (or its designee’s) (x) hiring of the Designated Employees in accordance with the terms and conditions hereof and pursuant to the APA, and (y) assuming, in accordance with the terms and conditions hereof, the ongoing operation of the Business so as to enable NYDIG (or its Affiliate(s), assignee(s), or designee(s)) to operate the Business upon the expiration of the Term. Section 2.4 Delivery of Books and Records. (a) Holding has provided to NYDIG copies of all books, records, ledgers, files, documents, correspondence, lists (including customer and supplier lists and records), files, plats, maps, tapes, disks, specifications, surveys, drawings, reports, permits, testing results, certification materials, maintenance records, maintenance schedules, Standard Operating Procedures (SOPs) and equipment logs, policies and procedures, documents related to accounts payable and other materials, information and data (in whatever medium) related to or otherwise required for the management and operation of the Project or the Business, in each case in Holdings’ or its Affiliates’ possession or control, and relating to (i) the Services provided pursuant to this Agreement and (ii) the Business. Section 2.5 Access. (a) NYDIG shall have the right to inspect, audit, and examine the books and records maintained by Holdings pursuant to this Agreement in respect of the Business, upon reasonable prior written notice to Holdings, during normal business hours in a manner that does not materially interfere with Holdings' operations (including, without limitation, its ability to perform the Services). (b) (i) Upon twenty-four (24) hours’ notice to Holdings, (ii) immediately upon the occurrence of a material default by Holdings in the performance of any of its duties or obligations hereunder, or (iii) in connection with Section 2.11(e) NYDIG shall have the right to access the Property

4 and Holdings shall provide such support as NYDIG may reasonably request in connection with this right of access. Section 2.6 Exclusion from Services. Except as expressly provided in this Agreement or as authorized by NYDIG in writing expressly from time to time, Holdings shall not take any other actions on behalf of NYDIG regarding the Business. Section 2.7 Power and Water and Vendor Accounts and Utilities. Holdings shall cooperate with NYDIG to procure and maintain, for its own account as of the Effective Date, (i) electrical services for the Business from Duke Energy Carolinas LLC, to the extent necessary (the “Energy Services”), (ii) water services from the Spartanburg Water System (the “Water Services”), and (iii) all other third-party vendor services as are required to operate the Business (the “Vendor Services”, and together with the Energy Services and Water Services, the “Third Party Services”); provided, however, in the event and to the extent that upon the Effective Date the Third Party Services have not have been transferred into NYDIG’s (or its designee’s) name, or NYDIG (or its designee) have not otherwise established its own Third Party Services accounts, Holdings will continue to maintain the Third Party Services accounts for the benefit of NYDIG, with any monthly costs (but not deposits), as applicable, incurred thereunder to be reimbursed by NYDIG (or its designee) to Holdings as a Pass-Through Fee (as defined below) (the “Utilities Interim Expense Costs”), until such time as NYDIG is able to either take control of Holdings’ Third Party Services accounts or establish its own Third Party Services account for the Business. A final invoice including a detailed list of any amounts which may be owing in connection with the foregoing or the Purchased Contract shall be provided by Holdings to NYDIG no later than forty-five (45) days following the expiration of the Term or earlier termination of this Agreement in whole, and such invoice shall be treated as an Invoice for purposes of Article 3, including, for the avoidance of doubt, for purposes of payment and dispute resolution. Section 2.8 Power Infrastructure. Holdings shall transfer control of any curtailment with respect to the Project to NYDIG upon the transfer of control of miner management from Holdings to NYDIG, which shall be done by the Parties acting reasonably and in good faith. Section 2.9 Maintenance. (a) Holdings shall provide technical support services, including maintenance and repair with respect to the Business and all related equipment, as needed from time to time to maintain the operation of the Business in good working order (the “Maintenance”), in a manner consistent with Holdings’ current maintenance, health and safety protocols as set forth on Exhibit C (the “Maintenance Schedule”). The Maintenance Schedule shall include a list of all third-party maintenance service providers and the equipment each service provider intends to maintain, which, along with maintenance not performed by any Holdings’ personnel that is required to ensure Holdings’ compliance with health and safety protocols in accordance with Section 2.11 below (the “Third Party Health & Safety Maintenance”) shall be billed to NYDIG as a Pass-Through Fee (the “Third-Party Maintenance”); provided, however, any Maintenance that is not identified as being conducted by a third party on Exhibit C or that is not Third Party Health and Safety Maintenance (the “In-House Maintenance”) shall not be charged to NYDIG. Section 2.10 Third-Party Contracts. Attached hereto as Exhibit D is a true, complete and correct list of all Contracts required to operate the Business during the twelve-month period immediately preceding the Effective Date other than (i) any employment agreement by and between any Seller and such Seller’s employees, including for the avoidance of doubt, the Designated Employees, and (ii) that certain Contingency Search Agreement and Fee Schedule, dated as of September 17, 2019, by and between Greenidge Generation and iWorld Professionals, LLC (the “Key Agreements”). None of the Key

5 Agreements shall expire or be terminated by their terms during the Term. Any such termination or expiration of a Key Agreement shall not relieve Holdings of its obligations to provide Services hereunder. Section 2.11 Health & Safety Protocols; Compliance. (a) Holdings shall have responsibility, at their sole cost and expense, for maintaining the health and safety for all people at the Project (including but not limited to any NYDIG personnel) and the Services being performed under this Agreement in compliance with this Agreement and Applicable Laws, including maintaining the health and safety protocols as have been provided by Holdings to NYDIG (the “Safety Plan”), for the duration of the Term. (b) Holdings shall take all steps in accordance with Prudent Industry Practices to prevent damage, injury or loss resulting from the performance of the Services to: (i) NYDIG and all other persons who may come into contact with the Business or the Services; (ii) any of the spare parts or other materials whether in store on or off site of the Project; (iii) the Business; and (iv) any other property on, under or adjacent to the Property, whether belonging to NYDIG or to any other Person, that are not designated for removal and disposal in the course of performing the Services. (c) All Services performed by Holdings shall comply in all material respects with the most current applicable requirements of (i) the U.S. Occupational Safety and Health Administration (“OSHA”), (ii) U.S. Environmental Protection Agency (“EPA”), (iii) any other Project requirements provided by NYDIG prior to the Effective Date or reasonably agreed to by Holdings, and (iv) any other Applicable Law. (d) During performance of the Services, Holdings shall maintain safety precautions and programs and perform the Services in accordance with the Safety Plan and all Applicable Laws or other requirements designed to prevent injury to persons, or damage to property, on, about or adjacent to the Property. (e) NYDIG or its Representative(s) shall be permitted to inspect health and safety conditions at the Property without notice, at any time following any accidents, including any recordable or reportable incidents, lost time incidents, near misses or any OSHA issued citation or notice of violation that occurs at any location in which Holdings is performing Services. As a result of such an inspection, NYDIG may require Holdings to remedy conditions found to be unsafe, at the sole cost and expense of Holdings. The remedy period will be fifteen (15) days, unless otherwise agreed to in writing by NYDIG (such approval not to be unreasonably withheld, conditioned or delayed). (f) Holdings shall immediately, or as soon as practicable, report any and all accidents, lost time incidents, near misses, other safety-related incidents or any non-compliance with Applicable Laws on the Project involving Holdings' or its subcontractor’s employees, agents or personnel to NYDIG, and, to the extent mandated by Applicable Law, to all Governmental Authorities having jurisdiction over safety-related matters involving the Project. Immediately, or as soon as practicable,

6 Holdings shall initiate an incident investigation to identify root cause, corrective/preventive action, and implement corrective actions as soon as possible to ensure the incident does not occur again. (g) Holdings will provide, within five (5) Business Days’ of NYDIG’s reasonable request: (i) copies of any documentation issued to Holdings by OSHA, the EPA, or any other Governmental Authority having jurisdiction over safety-related matters involving the Services for the Business; and (ii) any other documentation related to health and safety involving the Services for the Business reasonably requested by NYDIG. (h) In the event of any emergency endangering life or property of which Holdings is aware in the performance of the Services, Holdings shall immediately take such action as may be necessary to prevent, avoid, or mitigate injury, damage, or loss (“Emergency Action”) and shall notify NYDIG as soon as practicable (but in any event within 24 hours) of any such emergency and the related actions taken by Holdings. If Holdings fails to take such Emergency Action, NYDIG may issue a stop work order until such emergency is rectified. NYDIG agrees to pay or reimburse all reasonable, out of pocket related expenses (“Emergency Expenditures”), provided, however, that Holdings shall use reasonable efforts to inform NYDIG in advance of, and receive written consent prior to, incurring any Emergency Expenditures. Section 2.12 Cooperation. In addition to the communications pursuant to Section 2.3 (including the Weekly Call), the Parties shall use their commercially reasonable best efforts to cooperate with each other in all matters relating to the provision of the Services by Holdings and receipt thereof by NYDIG and NYDIG’s entering into of the NYDIG New Agreements as well as NYDIG entering into its own electrical service agreement with Duke Energy Carolinas, LLC. Each of the Parties has designated a TSA Representative to coordinate the provision and receipt, as applicable, of all Services, which TSA Representatives and their respective email addresses are set forth on Exhibit B hereto. Each Party may treat an act of the other Party’s TSA Representative as being authorized by such other Party in connection with determining the manner of delivery and receipt of the Services; provided, however, that no such TSA Representative shall, by reason alone of being a TSA Representative hereunder, be authorized to amend this Agreement or otherwise bind either Party. Article 3 COMPENSATION Section 3.1 Fees; Reimbursements; Second Construction Bonus Amount. (a) As consideration for providing the Services, NYDIG shall pay to Holdings its actual cost for providing the Services on a cost-recovery basis, with no mark-up, and as same may be reduced pursuant to this Agreement (the “Operational Fees”). (b) In addition to the Operational Fees, NYDIG shall reimburse Holdings for, as applicable, (i) all Emergency Expenditures, (ii) the Third-Party Maintenance, to the extent expressly approved by NYDIG in advance as set forth on the Maintenance Schedule, (iii) the Utilities Interim Expense Costs, and (iv) Extended Services (collectively, (i) through (iv), the “Pass-Through Fees,” and collectively with the Operational Fees, the “Service Fees”). For the avoidance of doubt, any In-House Maintenance to be provided pursuant to Section 2.09 shall not be charged to NYDIG.

7 (c) Within fourteen (14) days following the expiration of the Term or earlier termination of this Agreement in whole, Holdings shall provide NYDIG with an invoice (which shall include, where applicable, direct invoices from third parties providing Services on behalf of Holdings) (the “Operations Invoice”), which shall set forth in reasonable detail, with such supporting documentation as NYDIG may reasonably request, an initial invoice of Service Fees payable during the Term, along with wire instructions. Payments payable by NYDIG in respect of the Operations Invoice shall be made within fourteen (14) days after the date of receipt of the Operations Invoice by NYDIG from Holdings (which may be delivered via email to the NYDIG TSA Representatives) by wire transfer of immediately available funds. (d) Within forty-five (45) days following the expiration of the Term or earlier termination of this Agreement in whole, Holdings shall provide NYDIG with a further invoice for all Service Fees not previously included on the Operations Invoice (including all direct invoices from third parties providing Services on behalf of Holdings other than, to the extent applicable, for any Service Fees for Extended Services) (the “Final Services Invoice”), which shall set forth in reasonable detail such supporting documentation as NYDIG may reasonably request for all Service Fees payable during the Term previously not included on the Operations Invoice, along with wire instructions. Payments payable by NYDIG in respect of the Final Services Invoice shall be made within fourteen (14) days after the date of receipt of the Final Services Invoice by NYDIG from Holdings (which may be delivered via email to the NYDIG TSA Representatives) by wire transfer of immediately available funds. (e) Within forty-five (45) days after NYDIG confirms in writing that they have entered into all of the NYDIG New Agreements (which written confirmation NYDIG shall provide to Holdings promptly after having entered into all of the NYDIG New Agreements), Holdings shall provide NYDIG with an invoice for all Service Fees incurred with respect to any Extended Services not previously included on the Operations Invoice or the Final Services Invoice (including all direct invoices from third parties providing Extended Services on behalf of Holdings) (the “Extended Services Invoice”), which shall set forth in reasonable detail such supporting documentation as NYDIG may reasonably request for all Service Fees for Extended Services payable during or subsequent to the Term previously not included on the Operations Invoice or the Final Services Invoice, along with wire instructions. Payments payable by NYDIG in respect of the Extended Services Invoice shall be made within fourteen (14) days after the date of receipt of the Extended Services Invoice by NYDIG from Holdings (which may be delivered via email to the NYDIG TSA Representatives) by wire transfer of immediately available funds. Section 3.2 Disputed Payments. If NYDIG disputes any portion of an Operations Invoice, Final Services Invoice or an Extended Services Invoice (each, an “Invoice”) submitted by Holdings, it shall do so in writing within fourteen (14) days after receipt thereof (setting forth in reasonable detail the amount in dispute and the basis therefor) after such time the Invoice shall be deemed final and binding, and NYDIG shall pay the undisputed portion thereof when due in accordance with Section 3.1(c), Section 3.1(d) or Section 3.1(e) of this Agreement, as the case may be. Any Invoice amount (or component thereof) disputed and adjusted pursuant to this Section 3.2 may be set-off against amounts owing by NYDIG in accordance with Section 7.3. Any dispute pursuant to this Section 3.2 shall be resolved in accordance with Section 8.4. Section 3.3 Second Construction Bonus Amount. Within five (5) Business Days following the expiration of the Term or earlier termination of this Agreement in whole by the mutual written consent of the Parties, provided that (i) the Services have been provided in full to NYDIG, to NYDIG’s reasonable satisfaction and acting in good faith, and (ii) the Property Work shall have been completed to NYDIG’s reasonable satisfaction and acting in good faith and the Sellers shall have delivered to NYDIG (x) an executed certificate in the form attached hereto as Exhibit F (the date set forth on such executed certificate, the “Completion Certificate Date” and, such executed certificate, together with the satisfaction of the conditions and delivery of the items required pursuant to Annex IV of the REPA in connection with such certificate, the “Property Work Completion Certificate”), (y) a title report showing no liens related to or

8 resulting from the Property Work (excluding liens arising from work contracted by NYDIG or any of its Affiliates), and, if requested by NYDIG, a date-down endorsement and such other endorsements to the Title Policy (as defined in the REPA) bringing the Title Policy’s date forward and reflecting no mechanics’ liens on title related to any work done prior to the Completion Certificate Date (excluding liens arising from work contracted by NYDIG or any of its Affiliates) and (z) an executed certificate from a local engineer certifying to Property Seller and NYDIG that the work on Schedule 1.2(a) hereto adheres to Local Construction Practices, NYDIG shall pay to Holdings the Second Construction Bonus Amount, by wire transfer of immediately available funds, as such amount may be set-off in connection with the Holdback Amount (as defined in the Spartanburg Hosting Termination Agreement), pursuant to Section 2(b) of the Spartanburg Hosting Termination Agreement. For the purposes hereof, “Local Construction Practices” means, the collectively, (i) the local engineering standards employed by contractors engaged in, and (ii) compliance with local regulations and permitting requirements applicable to, the provision of services similar to the Property Work. Article 4 EMPLOYEE MATTERS Section 4.1 Responsibility for Holdings’ Employees; NYDIG’s Hiring of Employees. (a) Notwithstanding the Services provided hereunder by any employees of Holdings, or anything to the contrary set forth in Section 1.2(i), during the Term (i) all such employees will remain employees of Holdings, and shall not, in such capacity, be deemed to be employees of NYDIG for any purpose, unless and until such time as such employees may enter into a binding employment agreement with NYDIG or its Affiliate and the commencement date of employment thereunder has occurred, and (ii) Holdings shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits (including severance and worker’s compensation), equipment, supplies, utilities, material, labor, and the withholding and payment of applicable taxes (whether federal, state, local or foreign) relating to any such employees’ employment until such time as they may be employed by NYDIG. (b) Notwithstanding anything to the contrary set forth in Section 1.2(i), on or prior to the expiration of the Term or earlier termination of this Agreement in whole, in accordance with and subject to the provisions set forth in Section 7.8 of the APA, NYDIG shall have made offers of employment to those employees set forth on Appendix 7.8 of the APA (the “Designated Employees”). NYDIG shall have the right (but not the obligation) during the Term, and prior to the expiration or earlier termination thereof, to hire one or more of the Designated Employees (the date any Designated Employee is hired by NYDIG, the “Hiring Date”). All Designated Employees shall be hired by NYDIG no later than upon the expiration of the Term or earlier termination of this Agreement in whole at a base salary and wages, and with such benefits and titles that, at the NYDIG’s discretion is either (A) no less than favorable than that in effect for such Designated Employee immediately prior to Closing, or (B) no less favorable than that provided to similarly situated employees of ABL and its Affiliates. Commencing on the Hiring Date of a Designated Employee, NYDIG shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits (including severance and worker’s compensation), equipment, supplies, utilities, material, labor, and the withholding and payment of applicable taxes (whether federal, state, local or foreign) relating to such Designated Employee relating to their employment by NYDIG following the Hiring Date. Holdings has no authority to enter into any contracts with respect to labor or employment matters, or otherwise, that purport to bind or obligate NYDIG without NYDIG’s express prior written consent. With respect to labor matters, hiring personnel, and employment policies, each of Holdings, NYDIG and ABL shall comply with all Applicable Laws.

9 (c) Holdings agrees that during the Term the only individuals that will be permitted access to the site shall be Holdings employees, third-party providers necessary to service the Project, and representatives of NYDIG; provided, however, that in no case shall any individuals be permitted access to the site for purposes of demolition, destructive, salvage, or related activities, without the express written consent of NYDIG. Article 5 REPRESENTATIONS & WARRANTIES Section 5.1 Representations by Holdings. Holdings hereby represents and warrants to NYDIG as follows: (a) Holdings (i) is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Applicable Law of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation, (iii) to the extent applicable to the Project, is duly licensed or qualified in each jurisdiction in which the nature of the business transacted by it pursuant to this Agreement makes such licensing or qualification necessary, (iv) is, and has been, in full compliance in all respects with all Applicable Laws, (v) has timely calculated, collected, reported, and paid in full to the proper Governmental Authorities all Tax; (vi) has, and shall maintain, the financial ability to perform all Services and duties under this Agreement, and (vii) has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions, including corporate approvals, consents and permissions, for the due authorization, execution, delivery, and performance of this Agreement by Holdings have been duly taken and/or received, as applicable; (b) Holdings has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Applicable Laws of general application and by the effect of general principles of equity, regardless of whether considered under Applicable Law or in equity); (c) Holdings’ authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its organizational documents of such entity, (B) any contract or agreement to which Holdings is a party or is otherwise subject, or (C) any Applicable Laws or Orders to which Holdings is subject, or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied; (d) Holdings has, and shall maintain, sufficient facilities, expertise, staff, assets and other resources to perform its duties under this Agreement; (e) Holdings has provided, to the extent reasonably available on the Effective Date, a true, complete and correct copy of all procedures and other operating manuals for the Business; and (f) Holdings possesses and shall maintain all requisite Permits, consents and licenses as may be necessary to perform its obligations under this Agreement and in compliance with Applicable Laws, including but not limited to the following:

10 (i) AIA Form G704 (Certificate of Substantial Completion) executed by Property Seller and an architect licensed in the State of South Carolina; (ii) certificates of occupancy with respect to the Project; and (iii) evidence, reasonably satisfactory to NYDIG, of completion of all demolition and related activities. Section 5.2 Representations by NYDIG. (a) NYDIG (i) is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Applicable Law of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation, (iii) has, and shall maintain, the financial ability to perform its financial obligations under this Agreement, and (iv) has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions, including corporate approvals, consents and permissions, for the due authorization, execution, delivery, and performance of this Agreement by Holdings have been duly taken and/or received, as applicable. (b) NYDIG has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of NYDIG enforceable against NYDIG in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Applicable Laws of general application and by the effect of general principles of equity, regardless of whether considered under Applicable Law or in equity). (c) NYDIG’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) its organizational documents, (B) any contract or agreement to which that NYDIG is a party or is otherwise subject, or (C) any Applicable Laws or Orders to which NYDIG is subject, or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied. Article 6 INSURANCE Section 6.1 Obtaining & Maintaining Insurance. (a) Holdings shall, to the extent commercially available, assist NYDIG in obtaining and maintaining in force and effect, on behalf of NYDIG, throughout the Term, any insurance policies relating to the Business, including property insurance, casualty, business interruption and general liability insurance and any other insurance that NYDIG is required to obtain and maintain by Applicable Law. (b) Holdings shall maintain in force and effect throughout the Term the insurance policies related to professional liability insurance as set forth in Exhibit E (“Operator’s Insurance”). Upon request by NYDIG, NYDIG shall be named as additional insured under such policies. The cost of all Operator’s Insurance and all deductibles thereunder shall be at Holdings’ expense and shall not be billed as Pass-Through Fees. Holdings shall provide notice to NYDIG within ten (10) days of its receipt of a notice of cancellation, non-renewal or any material reduction in coverage or limits. Holdings

11 shall, upon NYDIG’s reasonable request therefor, promptly provide NYDIG with a certificate of insurance and shall promptly notify NYDIG in writing of any changes therein from time to time or, prior to so doing, of the cancellation of any such policy or policies. Article 7 TERMINATION Section 7.1 Termination. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that this Agreement, or any of the Services provided hereunder, may be terminated in whole or in part as follows: (i) by NYDIG if Holdings fails to maintain the insurance coverage specified on Exhibit E, subject to and in accordance with the terms and conditions set forth in Section 6.1, and such default continues for a period of five (5) Business Days after receipt of written notice of non- compliance thereof, immediately upon expiration of such five (5) Business Day period; (ii) by NYDIG or Holdings if the other Party materially defaults in the performance of any of its duties or obligations hereunder, which material default continues uncured by the alleged defaulting Party to the reasonable satisfaction of the non-defaulting Party for a period of five (5) Business Days after receipt of written notice of default thereof by the other Party (which written notice shall provide in reasonable detail the nature of the alleged default), immediately upon expiration of such five (5) Business Day period; (iii) by NYDIG or Holdings if the other Party has committed fraud, willful misconduct or gross negligence in the performance of its duties hereunder, immediately upon written notice by NYDIG or Holdings, as the case maybe, to the other Party. (iv) by NYDIG or Holdings upon ten (10) days prior written notice to the other Party in the event that the other Party hereto (i) files a petition in bankruptcy, (ii) becomes or is declared insolvent, or becomes the subject of any proceedings related to its bankruptcy, liquidation, insolvency or the appointment of a receiver, (iii) makes an assignment on behalf of all or substantially all of its creditors, or (iv) takes any corporate action for its winding up or dissolution. (v) by both Parties upon the mutual written agreement to do so. Section 7.2 Damages. In the event of a breach of this Agreement by Holdings that gives NYDIG the right to terminate this Agreement, including, without limitation, any repudiation by Holdings of its obligations under this Agreement, NYDIG shall have the right to recover from Holdings the full amount of its actual damages, but shall not be entitled to any special, consequential, incidental or other damages (including but not limited to all damages related to the interruption to NYDIG’s business and the operation of the Business, the time and expense of obtaining replacement service providers, and lost profits, except to the extent reasonably foreseeable or in connection with a Third Party Claim (as defined below)) caused by such breach. Section 7.3 Set-off. NYDIG shall have the right, and is hereby authorized, to setoff and net any and all obligations owing by Holdings or its Affiliates to NYDIG or its Affiliates under this Agreement or the APA against any and all obligations owing by NYDIG to Holdings under this Agreement (including, for the avoidance of doubt, the Second Construction Bonus Amount, to the extent owed).

12 Section 7.4 Survival. Notwithstanding any provisions herein to the contrary, the obligations set forth in Section 2.6, Article 3, Section 4.1(b), Article 5, Article 8, and Article 9, will survive for twelve (12) months following the expiration of the Term or earlier termination of this Agreement in whole, including any of the defined terms referenced therein; provided, however, any claims brought by either Party in respect of or pursuant to any of the foregoing provisions prior to the expiration of such twelve (12) month period shall survive until resolved; and provided further, any clams by a Party pursuant to Article 8 based on fraud or gross negligence shall survive indefinitely. Article 8 RELATIONSHIP; INDEMNIFICATION; LIMITATION ON LIABILITY Section 8.1 Relationship of the Parties. The Parties intend and agree that the relationship of NYDIG and Holdings shall be that of independent contractor, nothing contained in this Agreement is intended to be construed, nor shall be construed otherwise, and neither Holdings nor any of its employees, contractors or agents is intended to be, will be treated as, or will be deemed to be an employee or servant of NYDIG or any of its Affiliates for any purpose, unless and until such time as such employee, contractor or agent has entered into a binding employment agreement with NYDIG or its Affiliates. Section 8.2 Indemnification. (a) Holdings agrees to defend, indemnify, and hold harmless NYDIG and its Affiliates, and all of its and their respective Representatives (each, a “NYDIG Indemnitee”, and collectively, the “NYDIG Indemnitees”) from and against any and all actual charges, payments, interest, penalties, damages, Taxes, claims, deficiencies, awards, costs, fees and expenses (including any reasonable, documented attorneys’ fees and disbursements incurred by the NYDIG Indemnitees) judgments, fines and amounts paid in settlement (in the case of settlements), assessments or deficiencies of any kind that are made against, suffered or incurred by the NYDIG Indemnitees or pursuant to a claim by a third party (a “Third Party Claim”), to the extent due to (i) the fraud or gross negligence of Holdings or its Affiliates, or any of their Representatives, in each case to the extent arising out of or related to this Agreement or the Services provided hereunder, (ii) a material breach of this Agreement by Holdings or any of its Subsidiaries or Affiliates, (iii) any employment related claim by or with respect to employees (including misclassified employees), agents or contractors of Holdings engaged in the management of the Business (including without limitation, for benefits, Taxes, withholding, Third-Party Claims, or otherwise), or (iv) bodily injury, personal injury or monetary damages to a Person arising from or relating to Holdings’ gross negligence or non-compliance with Applicable Laws to the extent arising out of or related to this Agreement or the Services provided hereunder; provided, that, Holdings shall not indemnify, defend, or hold harmless the NYDIG Indemnitees for any losses, claims, damages, fees, or liabilities (whether direct or indirect) caused by such NYDIG Indemnitees’ gross negligence or fraud. The NYDIG Indemnitees shall give Holdings prompt written notice of a claim under this Section 8.2(a) asserted or threatened against the NYDIG Indemnitees, but in any event not later than thirty (30) calendar days after discovery of such claim. The failure to give such prompt written notice shall not, however, relieve Holdings of its indemnification obligations; provided that Holdings is not materially prejudiced by such failure. (b) NYDIG and ABL, jointly and severally, agree to indemnify, defend and hold harmless Holdings and its Affiliates, and all of its and their respective Representatives (each, a “Holdings Indemnitee”, and collectively, the “Holdings Indemnitees”) against Third Party Claims, demands, damages or legal proceedings (including any reasonable, documented attorneys’ fees and disbursements incurred by the Holdings Indemnitees in connection with the defense thereof) that are made against, suffered or incurred by the Holdings Indemnitees to the extent due to (i) the fraud or gross negligence of NYDIG, its Affiliates or Representatives, or (ii) a material breach of this Agreement by

13 NYDIG, except to the extent arising from a breach of this Agreement by Holdings or the gross negligence or fraud of Holdings. The Holdings Indemnitees shall give NYDIG prompt written notice of a claim under this Section 8.2(b) asserted or threatened against the Holdings Indemnitees, but in any event not later than sixty (60) calendar days after discovery of such claim. The failure to give such prompt written notice shall not, however, relieve NYDIG of its indemnification obligations, provided that NYDIG is not materially prejudiced by such failure. Section 8.3 Limitation of Liability. (a) Except in the case of fraud or gross negligence, in no circumstances shall the aggregate liability of either Party under this Agreement (whether based on breach of contract, tort, strict liability or otherwise) arising out of or in connection with the performance of Holdings obligations under this Agreement exceed an amount equal to the aggregate Operational Fees and Pass-Through Fees paid or payable to Holdings. (b) Except in the case of fraud or gross negligence, neither Party shall be liable for any punitive, consequential (except to the extent reasonably foreseeable), exemplary, special, indirect or incidental losses or damages whatsoever, whether based in contract, in tort (including negligence and strict liability) or on any other legal or equitable theory unless brought pursuant to a Third-Party Claim. Except as otherwise expressly set forth herein, Article 8 shall be the sole and exclusive remedy for any Party arising out of, or related to, directly or indirectly, this Agreement or the performance, non- performance or breach hereof by the other Party hereto; provided, that either Party shall have the right to seek injunctive relief or specific performance. Section 8.4 Disputes. (a) Prior to initiating any Action regarding any dispute, controversy or claim arising out of the Services or this Agreement (including the breach, validity or legality thereof and also including any dispute relating to any statement, account, payment or reimbursement to be made pursuant to this Agreement) (each, a “Dispute”), the Parties shall attempt to resolve the Dispute through informal dispute resolution. Either Party may initiate such informal dispute resolution by sending written notice of the Dispute to the other Party in accordance with Section 9.2. The applicable TSA Representatives shall first attempt in good faith to resolve the Dispute. If the TSA Representatives are unable to resolve the Dispute within ten (10) Business Days (or such longer time as the TSA Representatives may mutually agree in writing), the TSA Representatives shall escalate the dispute to a joint committee consisting of two senior executive officers of each Party (the “Steering Committee”). If the Steering Committee fails to resolve the Dispute within an additional ten (10) Business Days, either Party may commence an Action to resolve the Dispute in accordance with Section 8.4. (b) If the Parties are unable to resolve a Dispute pursuant to Section 8.4 (or such Dispute arises following the expiration of this Agreement), the Parties agree that such Dispute shall be resolved by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules (“Commercial Rules”). The arbitrability of any Dispute shall likewise be determined by such arbitration. There shall be one arbitrator agreed to by the Parties within ten (10) Business Days of receipt by respondent of the request for arbitration or in default thereof appointed by the AAA in accordance with its Commercial Rules. The venue of such arbitration proceeding shall be New York, New York. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties. Enforcement of any award may be sought in any court of competent jurisdiction. The arbitrator may, in his or her discretion, award the costs and expenses of any arbitration (including the arbitrator’s fees and expenses and each side’s reasonable attorneys’ and experts’ fees and costs) to the prevailing Party. Except as may be required by Applicable Law, neither a Party nor the arbitrator may

14 disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties. This arbitration provision shall remain in full force and effect notwithstanding the nature of any claim or defense hereunder. (c) Subject to the provisions of this Section 8.4, the arbitrator shall have the power to grant any remedy or relief that he or she deems appropriate, whether interim or final, including specific performance or injunctive relief. Notwithstanding anything to the contrary herein, any Party shall be entitled to seek preliminary injunctive relief and/or specific performance from any court of competent jurisdiction pending the constitution of the arbitral tribunal. Article 9 MISCELLANEOUS Section 9.1 Confidentiality. (a) In addition to any and all other confidentiality agreements made in writing between the Parties, including but not limited to the APA, which shall remain in effect in accordance with their respective terms and shall not be deemed to be limited hereby, each Party shall hold and shall cause its members, equity holders, stockholders, managers, directors, officers, employees, representatives, consultants and advisors (collectively, “Representatives”) to, for a period of three (3) years from the expiration of the Term or earlier termination of this Agreement in whole (a) safeguard and hold in strict confidence all information that is confidential and proprietary to the other Party (“Confidential Information”) obtained or viewed by it in connection with the provision of, or acceptance of, the Services hereunder or presence on the Property, and (b) use its commercially reasonable best efforts to restrict access to, and disclosure of, the Confidential Information; provided, however, that Confidential Information shall exclude information (i) in the public domain through no fault of such Party, (ii) that is acquired on a non- confidential basis from a third party (such third party which must be unrelated to the Parties and which has not been provided access to the Property) not subject to confidentiality, and (iii) that is independently developed by a Party or another person without the use of or reference to Confidential Information. Notwithstanding anything to the contrary contained herein, neither Party shall be required to maintain the confidentiality of Confidential Information to the extent disclosure is compelled by Applicable Law (including but not limited to federal securities laws) or civil process or requested by any government agencies or authorities or requested by such Party’s auditors or legal counsel; provided, further that prompt disclosure or disclosure to any government agency or authority of such compelled disclosure is provided to the other Party. (b) It is further understood and agreed that any breach of Section 9.1(a) by either Party would result in irreparable harm to the other Party, that money damages would not be a sufficient remedy for any such breach and that such non-breaching Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach and that neither the breaching Party nor its Representatives shall opposed the granting of such relief. The Parties further agree to waive, and to use their best efforts to cause their Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach hereunder but shall be in addition to all other remedies available at law or equity. In the event of a breach of any obligations under this Agreement by either Party or their Representatives, such Party shall, immediately following the discovery of such breach, give notice to the other Party of the nature of such breach and, upon consultation with the other Party, take all necessary steps to limit the extent of such breach. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either Party or their Representatives have breached this Agreement, then such

15 Party shall be liable and pay to the other Party the reasonable legal fees incurred by the other Party in connection with such litigation, including any appeal therefrom. Section 9.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally with evidence of such delivery (which may include an affidavit or declaration of the Person effectuating such delivery made under penalty of law), (ii) upon receipt, when sent by electronic mail (“email”), provided confirmation of receipt is electronically generated by the transmitting party, or (iii) one (1) Business Day after deposit with an overnight courier service prior to such courier’s own deadline for its “next business day” delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same. The addresses for such communications shall be: If to NYDIG, to: NYDIG ABL LLC One Vanderbilt Avenue, 65th Floor New York, NY 10017, USA Attention: Legal Department; Trevor Smyth Email: ABLlegal@nydig.com; trevor.smyth@nydig.com with a simultaneous copy by like means (which copy shall not constitute notice) to: Sidley Austin LLP 787 7th Ave New York, NY 10019, USA Attention: Elizabeth R. Tabas Carson (email: etabas@sidley.com) Chaim Theil (email: ctheil@sidley.com) If to Holdings, to: Greenidge Generation Holdings Inc. 135 Rennell Drive 3rd Floor Fairfield, CT 06890 Attention: Dave Anderson, Chief Executive Officer with a simultaneous copy by like means (which copy shall not constitute notice) to: Zukerman Gore Brandeis & Crossman, LLP Eleven Times Square, 15th Floor New York, NY 10036 Attention: Clifford A. Brandeis (email: cbrandeis@zukermangore.com) Karen S. Park (email: kpark@zukermangore.com) or to such other address and/or to the attention of such other Person or address (including email address) as such has specified by written notice given to each other Party at least two (2) Business Days prior to the effectiveness of such change. Written confirmation of receipt of such notice, consent, waiver or other

16 communication (A) given by the recipient, (B) electronically generated by the sender’s email server and showing the time and date of such receipt and the recipient’s email address, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email, or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. Section 9.3 Amendments; Waiver. This Agreement may not be amended, modified or terminated except by written agreement among all Parties hereto. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms. Section 9.4 Specific Performance. The Parties hereto agree that the obligations and performances of each Party hereto set forth herein are of a special and unique character which, if breached, shall cause loss that is largely intangible but nonetheless real and irreparable. Accordingly, each Party hereto agrees that the respective obligations and performances provided for herein may be enforced by an injunction for specific performance or other equitable relief, in addition to any other rights or remedies that may be available under this Agreement or at law. Section 9.5 Entire Agreement. This Agreement, along with the APA, sets forth the entire and only agreement or understanding among the Parties relating to the subject matter hereof and supersedes, amends, restates and cancels all previous agreements, letters, negotiations, commitments and representations in respect thereof among and between them in respect of the subject matter hereof. Section 9.6 Certain Interpretive Matters. Whenever from the context it appears appropriate, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation and shall be deemed to be followed by the words “without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. Unless otherwise indicated, reference in this Agreement to a “Section,” “subsection” or “paragraph” means a Section, subsection or paragraph, as applicable, of this Agreement. Reference in this Agreement to a “day” means a “calendar day,” unless expressly stated so otherwise. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “or,” “either” and “any” shall not be exclusive. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Holdings may not delegate or otherwise transfer (whether by operation of law or otherwise) any of their rights, interests or obligations in this Agreement without the prior written approval of NYDIG. Holdings may assign its rights to an Affiliate provided that Holdings remains liable as required to provide the Services hereunder. NYDIG may, upon prior written notice to Holdings, assign delegate or otherwise transfer any or all of its rights, interests and obligations under this Agreement to an Affiliate. Section 9.8 Severability. If any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition, unenforceability, without invalidating the remaining provisions of this Agreement, and the validity, legality and enforceability of such remaining provisions shall not be affected in any way thereby.

17 Section 9.9 Headings. The headings and subheadings of Sections of this Agreement and/or any schedule or exhibit hereto are for convenience of reference only and shall not constitute part of or define or limit any of the provisions of this Agreement or such schedule or exhibit. Section 9.10 Facsimile Signature; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement. Each Party hereto agrees that faxed or electronically transmitted copies of the signature pages of this Agreement and/or any of the other instruments, agreements and documents constituting an exhibit hereto or otherwise relating to any of the transactions contemplated hereby, whether sent to the other Party hereto or to such other Party’s respective counsel, shall be deemed definitively executed and delivered, and with the same force and effect as if manually signed and delivered, and for all purposes whatsoever. Section 9.11 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 9.2, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Section 9.12 Actions. In the event any Party brings any action to enforce any provisions of this Agreement, whether at law, in equity or otherwise, and prevails in such action, such Party shall be entitled, in addition to any other rights or remedies available to him or it, to collect from the non-prevailing Party or Parties the reasonable costs and expenses incurred in the investigation preceding such action and the prosecution of such action, including but not limited to reasonable attorneys’ fees and any costs incurred in connection with enforcing the provisions of this Section 9.12. [Remainder of page intentionally left blank]

[Signature Page to Transition Services Agreement] HOLDINGS: GREENIDGE GENERATION HOLDINGS, INC. By: _________________________________ Name: Dale Irwin Title: President GREENIDGE SOUTH CAROLINA LLC By: _________________________________ Name: Dale Irwin Title: President DocuSign Envelope ID: 932F6A4A-C481-4CF9-84D8-194C1240FE9E

[Signature Page to Transition Services Agreement] IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date. NYDIG: SC 1 MINING SITE LLC By: _________________________________ Name: Trevor Smyth Title: Authorized Signatory DocuSign Envelope ID: 7E3920F9-E058-463E-A1D9-D13FE06317CF

SCHEDULE 1.2(a) To be completed by or on behalf of Holdings pursuant to NYDIG’s reasonable satisfaction and acting in good faith: • East building louver wall • Open garage siding • Boiler building siding • Emergency Lighting and Signage • Life Safety System Review

EXHIBIT B TSA REPRESENTATIVES NYDIG TSA Representatives: Emily Barron, Head of Mining Operations emily.barron@nydig.com 202-412-4415 Holdings TSA Representatives: Dustin Beaudry Chief Technology Officer dbeaudry@greenidge.com 203-241-0284

EXHIBIT C MAINTENANCE SCHEDULE Electronic Link to Safety and Maintenance Binders, delivered in satisfaction of this Exhibit C, delivered to Sidley by Zukerman Gore pursuant to email from CJ Dunlap, counsel to Holdings (Zukerman Gore), to Conor Gordon, Samuel Deddeh, Conner Collins and Keith Hayden Del Prete, collectively, counsel to NYDIG (Sidley), at 11:33 A.M. Eastern Time on October 27, 2023.

EXHIBIT D KEY AGREEMENTS 1. AT&T Multi Service Agreement, by and between AT&T Affiliate and Greenidge Generation Holdings Inc., as supplemented by that certain AT&T Business Services Agreement (https://www.corp.att.com/agreement/), as further supplemented by that AT&T Dedicated Internet Pricing Schedule (Contract ID: 2332831), dated as of October 12, 2021, and as further supplemented by that AT&T Dedicated Internet Pricing Schedule (Contract ID: 2821957), dated as of March 16, 2023. 2. Spectrum Enterprise Service Agreement, dated as of September 28, 2021, by and between Greenidge Generation Holdings Inc. and Spectrum Enterprise, as supplemented by that certain Service Order, dated as of September 28, 2021, and further supplemented by that certain Commercial Terms of Service. 3. General Lease Terms and Conditions, dated as of November 2022, by and between Carolina Modular Buildings, Inc. and Greenidge South Carolina, LLC. 4. Master Services Agreement, dated as of January 1, 2022, by and between Greenidge South Carolina LLC and Impelix, LLC, as supplemented by that certain Statement of Work for Managed Network & Network Security Services, dated as of January 25, 2023 and effective as of February 1, 2023. 5. Service Agreement, dated as of January 1, 2022, by and between Duke Energy Carolinas, LLC and Greenidge South Carolina LLC, as supplemented by that certain Schedule OPT (SC) Option Power Service, Time-of-Use, effective for services rendered on and after October 1, 2022 6. Electrical Service Agreement, dated as of August 9, 2023, by and between Duke Energy Carolinas, LLC and Greenidge South Carolina LLC, as supplemented by that certain Schedule OPT (SC) Option Power Service, Time-of-Use, effective for services rendered on and after June 1, 2023 (the “Duke Energy Agreement”). 7. Enterprise SaaS Terms and Conditions, by and between OBM, Inc. and Greenidge Generation Holdings Inc. and as further supplemented by that certain Foreman Enterprise SaaS Order Form, effective as of October 1, 2022. 8. User agreements, terms of use, terms of service and other online terms and agreements governing use by Sellers of the following software-as-a-service and/or tools: a. Slack (https://slack.com/legal); b. Retool (https://retool.com/tos.pdf); c. Smartsheet (https://www.smartsheet.com/legal/user-agreement); d. PowerBI (https://powerbi.microsoft.com/en-us/windows-license-terms/); and e. AWS (https://aws.amazon.com/service-terms/). 9. Invoice, dated July 24, 2023, by and between Spartanburg Water System and Greenidge South Carolina LLC.

10. Purchase Order, dated April 4, 2023, by and between River City Equipment & Sales, Inc dba Blue Eagle Rentals and Greenidge Generation LLC. 11. Purchase Order, dated January 1, 2023, by and between Bragg Waste Services Inc and Greenidge Generation LLC. 12. Invoice, dated July 1, 2023, by and between Cintas and Greenidge Generation LLC. 13. Purchase Order, dated June 12, 2023, by and between Allied of Spartanburg, LLC and Greenidge Generation LLC 14. Purchase Order, dated as of April 13, 2023, by and between J&J Forklift Services LLC and Greenidge Generation LLC 15. Arrangements with POD filter material suppliers, which are ordered on an as-needed basis and invoiced accordingly. 16. Purchase Order, dated May 27, 2023, by and between All Phase Electric and Greenidge Generation LLC. 17. Service Agreement, dated as of January 3, 2023, by and between Vista Security Group, Inc. and Greenidge Generation, and as supplemented by the Purchase Order, dated May 23, 2023. 18. Purchase Order, dated December 28, 2022, by and between National Construction Rentals Inc., as further supplemented by that certain Fence Renewal Quotation, dated as of May 28, 2023. 19. Co-location Hosting Agreement, dated as of May 13, 2022, by and between 300 Jones Road LLC and GSC Collateral LLC. 20. Hosting Services Agreement, effective as of January 30, 2023, between Greenidge South Carolina LLC, as host, and Rigs 4 LLC, as client, and Order (Spartanburg) thereunder, dated as of January 30, 2023. 21. Hosting Services Agreement, effective as of January 30, 2023, between Greenidge South Carolina LLC, as host, and Rigs SC 1 LLC, as client, and Order (Spartanburg) thereunder, dated as of January 30, 2023. 22. Hosting Agreement Order, dated as of August 10, 2023, by and between SC 1 Mining LLC (formerly known as NYDIG Mining Equipment SPV 28 LLC and also formerly known as Rigs 4 LLC) and Greenidge South Carolina LLC 23. Hosting Order Termination Agreement, dated as of August 10, 2023, by and between Greendige South Carolina LLC, as host, SC 1 Mining LLC (fka NYDIG Mining Equipment SPV 28 LLC and also fka Rigs 4 LLC) and NYDIG Mining Equipment SPV 30 (fka Rigs SC 1 LLC).

EXHIBIT E INSURANCE REQUIREMENTS 1. Holdings will maintain the following insurance coverages with limits of not less than those specified: (a) Commercial General Liability Insurance of one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) annual aggregate combined single limit; (b) Workers’ Compensation and Employer’s Liability: ▪ Worker’s Compensation with minimum limits as required by statute. ▪ Employer’s Liability with the limits of no less than the following: ● $1,000,000 Bodily Injury by Accident (Each Accident) ● $1,000,000 Bodily Injury by Disease (Policy Limit) ● $1,000,000 Bodily Injury by Disease (Each Employee) As long Holdings’ employees are part of a Professional Employer Organization (“PEO”), the insurance under this subsection (b) may be provided through such PEO. (c) Automobile (i) Bodily Injury and Property Damage with no less than one million dollars ($1,000,000) combined single limit per occurrence. (d) Employment Practices Liability Insurance in an amount not less than one million dollars ($1,000,000). As long as Holdings’ employees are part of a PEO, this insurance may be provided through such PEO. (e) Umbrella Form Excess Liability Insurance in excess of the limits provided by the commercial general liability, comprehensive automobile liability and employer’s liability insurance policies required above with limits of five million dollars ($5,000,000) per occurrence and annual aggregate. (f) Certificates of Insurance. Holdings shall furnish certificates of insurance at the time of execution of this Agreement evidencing insurance coverage as required hereunder. Upon NYDIG’s request, Holdings will provide copies of policies with applicable exclusions and endorsements. Holdings must provide NYDIG with at least thirty (30) days’ prior written notice of cancellation or material change in coverage. Upon request by NYDIG, NYDIG shall be named as additional insured and (subject to Applicable Law and any required insurance company consent) a waiver of subrogation in favor of NYDIG shall be provided in connection with the Workers’ Compensation insurance policies specified above.

(g) Insurance of Contractors and Consultants. Holdings shall require that each contractor, subcontractor or consultant retained to perform work or provide Services in connection with the Project maintains insurance coverage in the following minimum amounts: Insurance Minimum Limits Workers’ Compensation As required by Applicable Law Employer’s liability $1,000,000 Comprehensive General Liability $1,000,000/occurrence $2,000,000/aggregate Comprehensive Auto Liability $1,000,000 Risk Builder’s Risk Insurance 100% replacement cost of the work (when applicable) 2. Holdings shall obtain certificates of insurance from each contractor or consultant on or before the date that such party commences work on the Project and keep on file such certificates of insurance or other evidence of compliance with these requirements. A waiver of subrogation in favor of Holdings and NYDIG shall be provided in connection with the applicable insurance policy and, to the extent allowed by Applicable Law, all other policies shall include Holdings and NYDIG as additional insureds and must specify that the insurance provided by such policies will be primary with regard to any other insurance that may be maintained by such parties. Such insurance required by this Exhibit E shall cover Holdings performance of Services with respect to the Project and shall be carried for the full term of this Agreement (including any renewals or extensions thereof). [See attached.]

[Signature Page to Transition Services Agreement] EXHIBIT F COMPLETION CERTIFICATE This Completion Certificate (“Certificate”) is executed as of the ________ day of __________ 20___ (the “Completion Certificate Date”), by 300 JONES ROAD, LLC, a Delaware limited liability company (“Real Property HoldCo”), GREENIDGE GENERATION HOLDINGS INC., a Delaware corporation (“Holdings”) and GREENIDGE SOUTH CAROLINA LLC, a Delaware limited liability company (the “Company” and, together with Real Property HoldCo and Holdings, individually and collectively, as the context may require, “Seller” or “Sellers”), for the benefit of SC 1 Mining Site LLC, a Delaware limited liability company and its successors and assigns (“NYDIG”), pursuant to Section 3.3 of that certain Transition Services Agreement, dated ___________ 20__, between NYDIG and Holdings (as the same may have been supplemented, amended, restated or otherwise modified, the “Agreement”) in connection with the Services provided thereunder and in connection with that certain Real Estate Purchase Agreement, dated ___________ 20__, between NYDIG and Sellers (as the same may have been supplemented, amended, restated or otherwise modified, the “REPA”). Capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the REPA, and if not defined therein, shall have the meanings ascribed to such terms in the Agreement. Sellers hereby certify that the representations and warranties set forth in Section 6.1.10 of the REPA are true and correct as of the Completion Certificate Date; provided, however, for the purposes of this Certificate, (i) the term “Master Construction Plan and Schedule” as defined in the REPA shall be supplemented to include Schedule 1.2(a) to the Agreement (in addition to Annex II attached to the REPA), (ii) the term “Construction Standard” shall mean Construction of the Project has been Completed in a good, workmanlike manner in accordance with Local Construction Practices, the Agreement, the REPA, the Master Construction Plan and Schedule and all Applicable Laws (including Environmental Laws), free and clear of defects in design, workmanship and materials (the foregoing, collectively the “Construction Standard”), and (iii) the term “Project” as defined in the REPA shall be supplemented to include the Property Work. Attached to this Certificate in respect of the east building louver wall (in addition to all other deliverables or attachments required in connection with delivery of this Certificate) is an executed engineer’s Certificate of Completion and an “as built” set of drawings and updated exit points provided by an architect or engineer. [Signatures on following page.]

[SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT] IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above. 300 JONES ROAD LLC, a Delaware limited liability company By: _____________________________ Name: Dale Irwin Title: President GREENIDGE GENERATION HOLDINGS INC., a Delaware corporation By: _____________________________ Name: Dale Irwin Title: President GREENIDGE SOUTH CAROLINA LLC, a Delaware limited liability company By: _____________________________ Name: Dale Irwin Title: President [End of signatures.]